UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information and commentary by Stacy J. Smith, Senior Vice President and Chief Financial Officer of Intel Corporation for the quarter ended October 1, 2011 and forward-looking statements relating to the fourth quarter of 2011 as posted on the company’s investor website, intc.com, on October 18, 2011. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures for net revenue, gross margin, gross margin percentage, operating income, net income, and diluted earnings per share. This document also provides forward-looking outlook for non-GAAP net revenue and gross margin percentage.  A reconciliation of the adjustments to our GAAP forward-looking outlook, GAAP results for our three and nine months ended October 1, 2011, and prior period GAAP results is included in the tables that are part of Exhibit 99.1.

“Explanation of non-GAAP Results,” included in Exhibit 99.1, includes an explanation of the ways management uses these non-GAAP measures and the reasons why management views these measures provide useful information for investors. However, non-GAAP financial information has limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: October 19, 2011	Cary I. Klafter Corporate Secretary